SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 24, 1995

________________________ADVANTA Corp.____________________________
     (Exact name of registrant as specified in its charter)




_______Delaware__________  _____0-14120________  ______23-1462070__
(State or other jurisdic-  (Commission File      (IRS Employer Identi-
 tion of incorporation)     Number)               fication No.)



Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware
            (Address of principal executive offices)

                              19703
                           (Zip Code)



Registrant's telephone number, including area code:  (302) 791-4400

Item 5.  Other Events.

     On January 24, 1995 Advanta Corp. announced record earnings for both the fourth quarter and full year 1994. For the quarter, Advanta reported earnings per share of $.70 and net income of $28.6 million, increases of 25% and 24%, respectively, over fourth quarter 1993. For the full year, earnings per share rose to $2.58 and total net income was $106.1 million, increasing 32% and 36%, respectively, over 1993 results before extraordinary item. At December 31, 1994, the Company's portfolio of managed receivables increased by $2.9 billion to $8.2 billion, or 56% over December 31, 1993. Total managed credit card receivables expanded by $2.6 billion during the year, bringing total credit card outstandings to $6.5 billion at year-end 1994, a 67% increase.

Highlights for the fourth quarter include the following items:

     Continued strong receivable growth demonstrated by the 49% year-over-year increase in total average managed receivables to $7.3 billion for the fourth quarter. From the third quarter, average managed receivables grew 17%;

     Improved loss rates as the managed credit card charge-off rate fell to 2.1% in the fourth quarter from 2.9% in the year-earlier period and 2.4% in the third quarter. The consolidated managed charge-off rate declined to 2.0% in the fourth quarter, down from 2.7% in the year-earlier period and 2.2% in the third quarter;

     The 30+ day delinquency rate on managed credit cards declined to 2.0% at December 31, down from 2.4% in the year-ago quarter and 2.1% in the September quarter; the consolidated 30+ day delinquency rate also fell, totaling
     2.7% in the fourth quarter, down from 3.6% in the previous fourth quarter, and 2.9% in the third quarter;

     The fourth quarter managed net interest margin fell to 6.06% from 7.64% in the year-earlier quarter and 6.79% in the third quarter primarily due to introductory pricing on new credit card receivables and a lag in the repricing associated with the increase in rates during the quarter;

     The Company added nearly 700,000 new credit card accounts during the fourth quarter versus 310,000 in the previous year's fourth quarter and 190,000 in the third quarter; new credit card accounts generated in 1994 totaled 1.5 million versus 853,000 in 1993;

     Disciplined cost management resulted in an operating expense ratio of 3.60% in the fourth quarter, compared to 3.95% in the comparable year-ago period and 3.40% in the third quarter;

     Return on equity of 26.6% for the quarter and 27.0% for the full year.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibits are filed as part of this Report on Form 8-K:

     27   Financial Data Schedules.

     99   Selected summary financial data.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ADVANTA Corp.


Date:  January 24, 1995          By:  /s/ Gene S. Schneyer
                                      Gene S. Schneyer, Vice
                                      President and Secretary

                          EXHIBIT INDEX


Exhibit No.                             Description


     27                                 Financial Data Schedules.

     99                                 Selected summary
                                        financial data.

                    ADVANTA AND SUBSIDIARIES
                      FINANCIAL HIGHLIGHTS
           (Dollars in millions except per share data)

                               Three Months Ended      % Change
                                  December 31,       1994 versus
                                 1994      1993         1993
OPERATING RESULTS

Net Revenues                  $127.3      $ 94.8        34.3%

Provision for Losses          $  6.2      $  8.2       (24.8%)

Operating Expenses(1)         $ 77.7      $ 51.7        50.4%

Net Income                    $ 28.6      $ 23.0        24.3%

Earnings Per Common Share     $  .70      $  .56        25.0%

Average Shares                  40.8        41.2        (1.1%)

Return on Equity               26.56%      27.58%       (3.7%)

Managed Net Interest Margin     6.06        7.64       (20.7%)


                                  Year Ended           % Change
                                  December 31,        1994 versus
                                 1994       1993         1993
OPERATING RESULTS

Net Revenues(2)               $447.8      $334.2        34.0%

Provision for Losses          $ 34.2      $ 29.8        14.8%

Operating Expenses(1)         $266.8      $181.2        47.3%

Net Income
   Before extraordinary item  $106.1      $ 77.9        36.1%
   After extraordinary item   $106.1      $ 76.6        38.4%

Earnings Per Common Share
   Before extraordinary item  $ 2.58      $ 1.95        32.3%
   After extraordinary item   $ 2.58      $ 1.92        34.4%

Average Shares                  41.0        39.8         3.2%

Return on Equity               26.97%      27.50%       (1.9%)

Managed Net Interest Margin     6.72        7.77       (13.5%)

(1) Operating expenses have been restated for all periods presented to include the amortization of credit card deferred acquisition expenses which previously had been netted against net interest income.

(2) Full year 1994 figure excludes $18.4 million gain on sale of credit card relationships.

                             -more-

                    ADVANTA AND SUBSIDIARIES
                      FINANCIAL HIGHLIGHTS
           (Dollars in millions except per share data)

                                                           % Change
                           December 31,   December 31,   1994 versus
                              1994           1993            1993

FINANCIAL CONDITION

Gross Receivables
   Owned                      $1,964         $1,277          53.8%
   Managed                    $8,155         $5,246          55.5%

Total Assets
   Owned                      $3,094         $2,140          44.6%
   Managed                    $9,285         $6,109          52.0%

Deposits                      $1,159         $1,255          (7.6%)

Stockholders' Equity          $  442         $  343          28.9%

Book Value Per Common Share   $11.12         $ 8.82          26.1%

Equity/Owned Assets            14.27%         16.01%        (10.9%)

CREDIT QUALITY

Reserves as a % of
  Impaired Assets
  Owned Credit Cards           186.5%         183.7%          1.5%
  Owned Mortgages               18.9%          38.2%        (50.5%)
  Total Owned Receivables       96.1%         138.6%        (30.7%)

Net Charge-off Rate for the Year
  Managed Credit Cards           2.5%           3.5%        (28.6%)
  Managed Mortgages              1.7%           1.3%         30.8%
  Total Managed Receivables      2.3%           2.9%        (20.7%)

30+ Day Delinquency Rate
  Managed Credit Cards           2.0%           2.4%        (16.7%)
  Managed Mortgages              4.9%           6.6%        (25.8%)
  Total Managed Receivables      2.7%           3.6%        (25.0%)